BAUER PARTNERSHIP INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made exclusively between The Bauer Partnership Inc., a Nevada corporation and its affiliated companies, and subsidiaries (collectively referred to as the "Company"), and Kevin Wallace ("Wallace"). Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement is effective as of the "Effective Date" set forth in Section 11 below.

                              W I T N E S S E T H:

     WHEREAS, the Company desires to obtain the services of Wallace, and Wallace desires to be employed by the Company upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as of the date hereof as follows:

     1. Employment. The Company hereby agrees to employ Wallace, and Wallace hereby agrees to serve the Company, as its President ("Employment").

     2. Scope of Employment.

          (a) During the Employment, Wallace will serve as President. In that connection, Wallace will (i) devote his full time, attention, and energies to the business of the Company and will diligently and to the best of his ability perform all duties incident to his employment hereunder; (ii) use his best efforts to promote the interests and goodwill of the Company; and
     (iii) perform such other duties commensurate with his office as the Board of Directors of the Company may from time-to-time assign to him.

          (b) Section 2(a) shall not be construed as preventing Wallace from (i) serving on corporate, civic or charitable boards or committees, or (ii) making investments in other businesses or enterprises; provided in no event shall any such service, business activity or investment require the provision of substantial services by Wallace to the operations or the affairs of such businesses or enterprises such that the provision thereof would interfere in any respect with the performance of Wallace's duties hereunder.

     3. Compensation and Benefits During Employment. During the Employment, the Company shall provide compensation to Wallace as follows.

          (a) The Company shall pay Wallace US $5,000 per month from February 1st 2002 through April 30th, 2002, payable in monthly installments, without deduction for taxes as Wallace shall be responsible for the payment of any and all taxes required by law.

          (b) The Company shall provide for Wallace a definitive agreement, covering a long-term compensation plan to be executed by May 1, 2002.

          (c) Wallace or his designate shall receive options to purchase 75,000 shares of The Bauer Partnership, Inc. at an exercise price of $1.00 per share vesting 1/3 at the end of February 2002, March 31, 2002 and April 30, 2002. Such options shall have a cashless feature and have a term of three years.

          (d) Wallace or his designate shall receive options to purchase an additional 500,000 shares of The Bauer Partnership, Inc. at an exercise price of $1.00 per share vesting 1/12 at the end of each month beginning with May 2002 and ending with April 2003. Such options shall have a cashless feature and have a term of three years.

          (e) Wallace or his designate shall receive 2% of the financing received net of commissions and expenses associated with financing received for the following properties: Windjammer, Mosquito Blue and Coral Sands.

          (f)  The  Company  will  reimburse  Wallace  for  reasonable  business
     expenses   incurred  by  Wallace  in  connection  with  the  Employment  in accordance with the Company's then-current policies.

          (g) Wallace will be entitled to participate in any incentive program or bonus program of the Company which may be implemented in the future.

          (h) The Company shall pay a benefit in kind of $500 per month for Wallace's major medical and dental coverage throughout the term of this Agreement.

          Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Wallace in good faith and in the best interests of the Company and thus shall not be deemed grounds for termination for Cause.

     4. Confidential Information.

          (a) Wallace acknowledges that the law provides the Company with protection for its trade secrets and confidential information. Wallace will not disclose, directly or indirectly, any of the Company's confidential business information or confidential technical information to anyone without authorization from the Company's management. Wallace will not use any of the Company's confidential business information or confidential technical information in any way, either during or after the Employment with the Company, except as required in the course of the Employment.

          (b) Wallace will strictly adhere to any obligations that may be owed to former employers insofar as Wallace's use or disclosure of their confidential information is concerned.

          (c) Information will not be deemed part of the confidential information restricted by this Section 4 if Wallace can show that: (i) the information was in Wallace's possession or within Wallace's knowledge before the Company disclosed it to Wallace; or (ii) the information was or became generally known to those who could take economic advantage of it; or
     (iii) Wallace obtained the information from a party having the right to disclose it to Wallace without violation of any obligation to the Company, or (iv) Wallace is required to disclose the information pursuant to legal process (e.g., a subpoena), provided that Wallace notifies the Company immediately upon receiving or becoming aware of the legal process in question. No combination of information will be deemed to be within any of the four exceptions in the previous sentence, however, whether or not the component parts of the combination are within one or more exceptions, unless the combination itself and its economic value and principles of operation are themselves within such an exception.

          (d) All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Company made or received by Wallace during the Employment are the property of the Company. Upon termination of the Employment, whether or not for Cause, Wallace will immediately deliver to the Company all property of the Company which may still be in Wallace's possession. Wallace will not remove or assist in removing such property from the Company's premises under any circumstances, either during the Employment or after termination thereof, except as authorized by the Company's management.

          (e) For a period of six (6) months after the date of termination of the Employment, Wallace will not, either directly or indirectly, hire or employ or offer or participate in offering employment to any person who at the time of such termination or at any time during such year following the time of such termination was an employee of the Company without the prior written consent of the Company.

     5. Ownership of Intellectual Property. The following provisions apply except to the extent expressly stated otherwise in Schedule 1.

          (a) The Company will be the sole owner of any and all of Wallace's Inventions that are related to the Company's business, as defined in more detail below.

          (b) For purposes of this Agreement, "Inventions" means all inventions, discoveries, and improvements (including, without limitation, any information relating to manufacturing techniques, processes, formulas, developments or experimental work, work in progress, or business trade secrets), along with any and all other work product relating thereto.

          (c) An Invention is "related to the Company's business" ("Company-Related Invention") if it is made, conceived, or reduced to practice by Wallace (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and it either: (i) involves equipment, supplies, facilities, or trade secret information of the Company; (ii) involves the time for which Wallace was or is to be compensated by the Company; (iii) relates to the business of the Company or to its actual or demonstrably anticipated research and development; or (iv) results, in whole or in part, from work performed by Wallace for the Company.

          (d) Wallace will promptly disclose to the Company, or its nominee(s), without additional compensation, all Company-Related Inventions.

          (e) Wallace will assist the Company, at the Company's expense, in protecting any intellectual property rights that may be available anywhere in the world for such Company-Related Inventions, including signing U.S. or foreign patent applications, oaths or declarations relating to such patent applications, and similar documents.

          (f) To the extent that any Company-Related Invention is eligible under applicable law to be deemed a "work made for hire," or otherwise to be owned automatically by the Company, it will be deemed as such, without additional compensation to Wallace. In some jurisdictions, Wallace may have a right, title, or interest ("Right," including without limitation all right, title, and interest arising under patent law, copyright law, trade-secret law, semiconductor chip protection law, or otherwise, anywhere in the world, including the right to sue for present or past infringement) in certain Company-related Inventions that cannot be automatically owned by the Company. In that case, if applicable law permits Wallace to assign Wallace's Right(s) in future Company-Related Inventions at this time, then Wallace hereby assigns any and all such Right(s) to the Company, without additional compensation to Wallace; if not, then Wallace agrees to assign any and all such Right(s) in any such future Company-Related Inventions to the Company or its nominee(s) upon request, without additional compensation to Wallace.

          (g) To the extent that Wallace retains any so-called "moral rights" or similar rights in a Company-Related Invention as a matter of law, Wallace authorizes the Company or its designee to make any changes it desires to any part of that Company-Related Invention; to combine any such part with other materials; and to withhold Wallace's identity in connection with any business operations relating to that Company-Related Invention; in any case without additional compensation to Wallace.

     6. Noncompetition. As a condition to, and in consideration of, the Company's entering into this Agreement, and giving Wallace access to certain confidential and proprietary information, which Wallace recognizes is valuable to the Company and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the provisions of this Section 6 as applied to Wallace and other employees similarly situated to Wallace, Wallace hereby agrees as follows:

          (a) Wallace acknowledges that the obligations of this Agreement are directly related to the Employment and are necessary to protect the Company's legitimate business interests. Wallace acknowledges that the Company's need for the covenants set forth in this Agreement is based on the following: (i) the substantial time, money and effort expended and to be expended by the Company in developing technical designs, computer program source codes, marketing plans and similar confidential information;
     (ii) the fact that Wallace will be personally entrusted with the Company's confidential and proprietary information; (iii) the fact that, after having access to the Company's technology and other confidential information, Wallace could become a competitor of the Company; and (iv) the highly competitive nature of the Company's industry, including the premium that competitors of the Company place on acquiring proprietary and competitive information.

          (b) Notwithstanding the foregoing, Wallace may acquire an ownership interest, directly or indirectly, of not more than 5% of the outstanding securities of any corporation which is engaged in a business competitive with the Company and which is listed on any recognized securities exchange or traded in the over the counter market in the United States; provided, that such investment is of a totally passive nature and does not involve Wallace devoting time to the management or operations of such corporation.

     7. Legal Fees and Expenses. In the event of a lawsuit, arbitration, or other dispute-resolution proceeding between the Company and Wallace arising out of or relating to this Agreement, the prevailing party, in the proceeding as a whole and/or in any interim or ancillary proceedings (e.g., opposed motions, including without limitation motions for preliminary or temporary injunctive relief) will be entitled to recover its reasonable attorneys' fees and expenses unless the court or other forum determines that such a recovery would not serve the interests of justice.

     8. Successors.

          (a) This  Agreement  shall inure to the benefit of and be binding upon
     (i) the Company and its successors and assigns and (ii) Wallace and Wallace's heirs and legal representatives, except that Wallace's duties and responsibilities under this Agreement are of a personal nature and will not be assignable or delegable in whole or in part.

          (b) the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9. Arbitration.

          (a) Except as set forth in paragraph (b) of this Section 9 or to the extent prohibited by applicable law, any dispute, controversy or claim arising out of or relating to this Agreement will be submitted to binding arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect on the date of the demand for arbitration. The arbitration shall take place before a single arbitrator, who will preferably but not necessarily be a lawyer but who shall have at least five years' experience in working in or with computer software companies. Unless otherwise agreed by the parties, the arbitration shall take place in the city in which Wallace's principal office space is located at the time of the dispute or was located at the time of termination of the Employment (if applicable). The arbitrator is hereby directed to take all reasonable measures not inconsistent with the interests of justice to expedite, and minimize the cost of, the arbitration proceedings.

          (b) To protect Inventions, trade secrets, or other confidential information, and/or to enforce the non-competition provisions of Section 5, the Company may seek temporary, preliminary, and/or permanent injunctive relief in a court of competent jurisdiction, in each case, without waiving its right to arbitration.

          (c) At the request of either party, the arbitrator may take any interim measures s/he deems necessary with respect to the subject matter of the dispute, including measures for the preservation of confidentiality set forth in this Agreement.

          (d) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

     10. Indemnification.

          (a) Company shall to the full extent permitted by law or as set forth in the Articles of Incorporation, and any future amendments, and the Bylaws of the Company, indemnify, defend and hold harmless Wallace from and against any and all claims, demands, liabilities, damages, losses and expenses (including attorney's, court costs and disbursements) arising out of the performance of duties hereunder except in the case of willful misconduct.

          (b) Wallace shall indemnify the Company with respect to the payment of any and all taxes owed under this Agreement.

     11. Other Provisions.

          (a) All notices and statements with respect to this Agreement must be in writing. Notices to the Company shall be delivered to the Chairman of the Board or any vice president of the Company. Notices to Wallace may be delivered to Wallace in person or sent to Wallace's then-current home address as indicated in the Company's records.

          (b) This Agreement sets forth the entire agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

          (c) Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

          (d) If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

          (e) This Agreement will be governed and interpreted under the laws of the United States of America and of the State of Texas law as applied to contracts made and carried out in Texas by residents of Texas.

          (f) No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

          (g) Termination of Wallace's employment by the Company, with cause, will result in Wallace receiving any amounts owed as of the date this Agreement is terminated, and Wallace shall have the rights to all Options which have vested as of the date this Agreement is terminated.

          (h) Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

          (i) This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and Faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

Effective Date                              February 1, 2002

Term                                        3 Months

Termination                                 30 Days Either Side

Office / Position                           President, Bauer Partnership Inc.

Salary                                      US $5,000 per month

         This Agreement contains provisions requiring binding arbitration of disputes. By signing this Agreement, Wallace acknowledges that he or she (i) has read and understood the entire Agreement; (ii) has received a copy of it (iii) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (iv) agrees to be bound by it.

Executed to be effective as of the Effective Date.

For
Bauer Partnership Inc.                               Employee: Kevin Wallace

By:
   --------------------------                        -------------------------
Signature                                            Signature

Printed name                                         Printed name